Exhibit 99.1

FIDELITY D & D BANCORP, INC.

FOR IMMEDIATE RELEASE

Date: February 4,  2015

Contacts:

Daniel J. Santaniello	Salvatore R. DeFrancesco, Jr.
President and Chief Executive Officer	Treasurer and Chief Financial Officer
570-504-8035	570-504-8000

FIDELITY D & D BANCORP, INC.

REPORTS 2014 FINANCIAL RESULTS AND

RECORD CORE NET INCOME OF $6.3 MILLION

Dunmore, PA – Fidelity D & D Bancorp, Inc. (OTC Bulletin Board: FDBC), parent company of The Fidelity Deposit and Discount Bank, announces net income for the year ended December 31, 2014 of $6.4 million, or $2.62 diluted earnings per share, compared to net income for the year ended December 31, 2013 of $7.1 million, or $3.02 diluted earnings per share.  The decrease resulted primarily from a one-time $2.9 million net gain ($1.9 million after tax, or $0.80 per share) from the sale of the Company’s entire pooled trust preferred security portfolio in December 2013.  Furthermore, the Company incurred a $0.5 million pre-payment penalty expense, $0.3 million after tax, on a $6 million early pay-down of long-term debt in December 2014.  The additional operating income produced during 2014 was accomplished by $1.0 million more net interest income earned and $1.5 million lower provision for loan losses, partially offset by the $0.3 million less other income from fewer gains on loans sold plus $0.1 million increase within other expenses.

Excluding the effects from sales of securities and non-recurring expense, the Company’s core net income for the year ending December 31, 2014 was $6.3 million, up 24% from $5.0 million for the same period in 2013.  Core net income of $6.3 million for the 2014 year is the highest in the Company’s history.  Core diluted earnings per share for the year December 31, 2014 was $2.58, up from $2.13 for the same period in 2013.

“The Company is very pleased with the 24% increase in core earnings for 2014, when compared to 2013,” stated Daniel J. Santaniello, President and Chief Executive Officer.  “The growth in core earnings reflects strong loan and deposit growth, continued credit quality improvement, and disciplined expense management.  We continue to create shareholder value by exceeding our client’s expectations and building lasting relationships through a differentiated banking experience.”

Net income for the quarter ended December 31, 2014 was $1.6 million compared to $2.7 million for the same quarter of 2013.  The diluted earnings per share for the quarter were $0.67 compared to $1.14 for the same prior year period.  The quarter decrease resulted from the previously cited $2.9 million pre-tax gain on the pooled trust preferred security portfolio sale.  Net interest income improved $0.4 million and provision for loan losses was down by $0.7 million, with a $0.4 million increase in other income and a $0.3 million spike in other expenses from the long-term debt pre-payment penalty during the fourth quarter of 2014 over the same 2013 period.

Core net income for the three months ended December 31, 2014 was $1.7 million up from $0.8 million for the same period in 2013.  Core diluted earnings per share for the three months ended December 31, 2014 was $0.71 up from $0.33 for the same period in 2013.

The Company’s total assets increased 8% to $676.5 million at December 31, 2014, growth of $52.7 million, from $623.8 million at December 31, 2013.  Asset growth occurred from the $37.6 million, or 8%, increase in loans and $12.6 million in additional cash balances resulting from a year-end security portfolio restructuring.  Total deposits grew $57.2 million, or 11%, while short-term borrowings declined $4.7 million, or 54%, and long-term debt was reduced $6.0 million, or 38%, plus the $6.2 million, or 9%, shareholders’

equity increase.  The Bank’s regulatory capital ratios for the period ending December 31, 2014 were Total Risk Based Capital Ratio of 15.2%, Tier I Capital Ratio of 13.9% and Leverage Ratio of 10.0%.

Net interest income was $21.9 million for the year ended December 31, 2014, a 5% increase, or $1.0 million above the $20.9 million earned in 2013.  This was achieved from efforts to mitigate margin pressure, while operating during volatile economic conditions and uncertainties even though interest rates remained at very low levels, through ample growth throughout the loan portfolio, further reduction in non-performing assets and active strategic growth from adding core deposits.  As a result, net interest margin was 3.75% for 2014, or 5 basis points lower, from 3.80% for 2013, primarily from generating lower yields on the $38.2 million larger average interest-earning asset base in 2014.

Net interest income was $5.6 million for the quarter ended December 31, 2014, $377 thousand, or 7% higher compared to the $5.3 million recorded during the same quarter of 2013.  The additional interest income on larger interest-bearing assets contributed to the increase. A 9 basis point reduction in spread was overcome by the non-interest bearing deposit growth plus the larger loan portfolio to improve net interest income. As a result, net interest margin declined to 3.65% for the fourth quarter 2014, compared to 3.76% for same 2013 period.

The provision for loan losses was $1.1 million for the 2014 year, down more than half compared to $2.6 million required in 2013.  The efforts taken to resolve asset quality by addressing the migration of commercial credits to non-performing status, including further reduction of non-accrual loans, necessitated the lower requirement to provision for loan losses by $1.5 million.

The provision for loan losses was $250 thousand for the fourth quarter of 2014 compared to the $950 thousand required for the fourth quarter of 2013.  The allowance for loan losses during the fourth quarter of 2014 required a lower level of provision for loan losses.  The fourth quarter provision for loan losses resulted primarily from new loan growth booked with much less need stemming from 2014 non-performing loan activities, when compared to the fourth quarter of 2013.

Successful loan workout efforts improved asset quality as the ratio of non-performing assets to total assets at December 31, 2014 was 1.18%, a decrease from 1.44% at December 31, 2013.  The ratio of non-accrual loans to total loans at December 31, 2014 decreased 36 basis-points to 0.82%.  Net charge-offs were $0.8 million in 2014 compared to $2.6 million in 2013.  The allowance for loan losses was 1.78% of total loans at December 31, 2014 down from 1.86% at December 31, 2013.

Total other income for the year ended December 31, 2013 was $10.5 million, compared to $7.4 million for the 2014 year.  This decrease resulted primarily from recognizing a $2.9 million net gain on the sale of the entire pooled trust preferred security portfolio in 2013.  The additional  growth of $123 thousand in rental income, $106 thousand of more net servicing fees, $102 thousand more interchange transaction fees, and $44 thousand from higher trust activities, all helped mitigate the $757 thousand fewer gains on sold loans and $149 thousand less fees collected on loans and $85 thousand fewer deposit service charges.

Total other income recorded for the quarter ended December 31, 2013 was a $4.5 million compared with $2.0 million for the same quarter in 2014.   The decrease resulted primarily from recognizing the $2.9 million net gain on the sale of the entire pooled trust preferred security portfolio in December 2013.

Total other operating expenses increased by $584 thousand, or 3%, to $19.7 million for the year ending December 31, 2014, compared to $19.1 million for the 2013 year. This increase was primarily attributable to the $457 thousand long-term debt pre-payment penalty incurred in December 2014.  Reductions in loan collection costs of $290 thousand, other real estate costs of $259 thousand and FDIC assessment of $106 thousand partially offset expense increases of $514 thousand additional salary and benefit expenses, $138 thousand increased premises and equipment expenses, $65 thousand more professional services and $56 thousand more in advertising and marketing expenses throughout 2014.

Total other operating expenses increased $258 thousand, or 5%, to $5.2 million from $5.0 million for the quarters ending December 31, 2014 and 2013, respectively.  The other operating expenses primarily increased from $235 thousand additional salary and benefit expenses from much more self-insured medical claims losses recognized during the fourth quarter of 2014 compared to the same 2013 period.

Fidelity D & D Bancorp, Inc. serves Lackawanna and Luzerne Counties through The Fidelity Deposit and Discount Bank’s 11 community banking office locations, including wealth management assistance through providing fiduciary activities with the Bank’s full trust powers; as well as offering a full array of asset management services.  The Bank's deposits are insured by the Federal Deposit Insurance Corporation up to the full extent permitted by law.

Forward-looking statements

Certain of the matters discussed in this press release may constitute forward-looking statements for purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and as such may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. The words “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” and similar expressions are intended to identify such forward-looking statements.

The Company’s actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation:

•	the effects of economic deterioration on current customers, specifically the effect of the economy on loan customers’ ability to repay loans;
•	the costs and effects of litigation and of unexpected or adverse outcomes in such litigation;
•	the impact of new laws and regulations, including the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the regulations promulgated there under;
•	the adequacy of the allowance for loan losses;
•	impacts of the new capital and liquidity requirements of the Basel III standards and other regulatory pronouncements, regulations and rules;
•	governmental monetary and fiscal policies, as well as legislative and regulatory changes;
•	effects of short- and long-term federal budget and tax negotiations and their effect on economic and business conditions;
•	the effect of changes in accounting policies and practices, as may be adopted by banking regulatory agencies, as well as the Financial Accounting Standards Board and other accounting standard setters;
•

the risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities and interest rate protection agreements, as well as interest rate risks;

•

the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market area and elsewhere, including institutions operating locally, regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the internet;

•	technological changes;
•	acquisitions and integration of acquired businesses;
•	the failure of assumptions underlying the establishment of reserves for loan and lease losses and estimations of values of collateral and various financial assets and liabilities;
•	volatility in the securities markets;
•	disruptions due to flooding, severe weather, or other natural disasters or Acts of God;
•	acts of war or terrorism; and
•	disruption of credit and equity markets.

For more information please visit our investor relations web site located through www.bankatfidelity.com.

Non-GAAP Measures

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (GAAP). These measures adjust GAAP measures to exclude the effects of sales of securities and certain non-recurring expense. Where non-GAAP disclosures are used in this press release, the comparable GAAP measure, as well as a reconciliation to the comparable GAAP measure, is provided in the accompanying tables. Because of the non-recurring nature of the excluded items, management believes that these non-GAAP measures provided useful information that is important to an understanding of the operating results of the Company’s core business. Non-GAAP measures should not be considered a substitute for financial measures determined in accordance with GAAP and investors should consider the Company’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of Fidelity D & D Bancorp, Inc.

FIDELITY D & D BANCORP, INC.
Selected Financial Data
(unaudited, dollars in thousands except per share data)
	Three Months Ended		Twelve Months Ended
Reconciliation of Non-GAAP Financial Measures:	Dec. 31, 2014	Dec. 31, 2013	Dec. 31, 2014	Dec. 31, 2013
Reported net income (GAAP)	$1,638	$2,710	$6,352	$7,122

Adjust: Gain on sale of securities, net (net of tax)	(196)	(1,915)	(395)	(2,091)
Adjust: Prepayment penalties related to debt pay down (net of tax)	302	-	302	-
Total Adjustments	106	(1,915)	(93)	(2,091)
Core net income	$1,744	$795	$6,259	$5,031

Selected returns and financial ratios:
Core Diluted Earnings Per Share	$0.71	$0.33	$2.58	$2.13
Diluted Earnings Per Share	$0.67	$1.14	$2.62	$3.02
Core Return on Average Assets	1.00%	0.50%	0.95%	0.81%
Return on Average Assets	0.94%	1.71%	0.96%	1.15%
Core Return on Average Equity	9.62%	5.04%	8.99%	8.27%
Return on Average Equity	9.04%	17.19%	9.12%	11.70%

FIDELITY D & D BANCORP, INC.

Unaudited Condensed Consolidated Balance Sheets

(dollars in thousands)

At Period End:	December 31, 2014	December 31, 2013
Assets
Total cash and cash equivalents	$25,851	$13,218
Investment securities	97,896	97,423
Federal Home Loan Bank Stock	1,306	2,640
Loans and leases	516,661	479,061
Allowance for loan losses	(9,173)	(8,928)
Premises and equipment, net	14,846	13,602
Life insurance cash surrender value	10,741	10,402
Other assets	18,357	16,407

Total assets	$676,485	$623,825

Liabilities
Non-interest-bearing deposits	$129,370	$122,919
Interest-bearing deposits	457,574	406,779
Total deposits	586,944	529,698
Short-term borrowings	3,969	8,642
Long-term debt	10,000	16,000
Other liabilities	3,353	3,425
Total liabilities	604,266	557,765

Shareholders' equity	72,219	66,060

Total liabilities and shareholders' equity	$676,485	$623,825

Average Year-To-Date Balances:	December 31, 2014	December 31, 2013
Assets
Total cash and cash equivalents	$22,857	$19,703
Investment securities	109,166	103,563
Loans and leases, net	486,552	452,898
Premises and equipment, net	14,271	13,852
Other assets	28,013	28,756

Total assets	$660,859	$618,772

Liabilities
Non-interest-bearing deposits	$131,691	$126,149
Interest-bearing deposits	425,517	396,411
Total deposits	557,208	522,560
Short-term borrowings and long-term debt	29,949	31,524
Other liabilities	4,075	3,803
Total liabilities	591,232	557,887

Shareholders' equity	69,627	60,885

Total liabilities and shareholders' equity	$660,859	$618,772

FIDELITY D & D BANCORP, INC.

Unaudited Condensed Consolidated Statements of Income

(dollars in thousands)

.

	Three Months Ended		Twelve Months Ended
	Dec. 31, 2014	Dec. 31, 2013	Dec. 31, 2014	Dec. 31, 2013
Interest income
Loans and leases	$5,749	$5,438	$22,337	$21,818
Securities and other	653	581	2,507	2,035

Total interest income	6,402	6,019	24,844	23,853

Interest expense
Deposits	541	530	2,036	2,081
Borrowings and debt	218	223	881	887

Total interest expense	759	753	2,917	2,968

Net interest income	5,643	5,266	21,927	20,885

Provision for loan losses	(250)	(950)	(1,060)	(2,550)
Other income	2,047	4,514	7,354	10,541
Other expenses	(5,247)	(4,989)	(19,703)	(19,119)
Provision for income taxes	(555)	(1,131)	(2,166)	(2,635)
Net income	$1,638	$2,710	$6,352	$7,122

	Three Months Ended
	Dec. 31, 2014	Sep. 30, 2014	Jun. 30, 2014	Mar. 31, 2014	Dec. 31, 2013
Interest income
Loans and leases	$5,749	$5,656	$5,524	$5,407	$5,438
Securities and other	653	639	621	595	581

Total interest income	6,402	6,295	6,145	6,002	6,019

Interest expense
Deposits	541	507	498	489	530
Borrowings and debt	218	223	223	218	223

Total interest expense	759	730	721	707	753

Net interest income	5,643	5,565	5,424	5,295	5,266

Provision for loan losses	(250)	(210)	(300)	(300)	(950)
Other income	2,047	1,748	1,821	1,738	4,514
Other expenses	(5,247)	(4,910)	(4,761)	(4,785)	(4,989)
Provision for income taxes	(555)	(562)	(557)	(492)	(1,131)
Net income	$1,638	$1,631	$1,627	$1,456	$2,710

FIDELITY D & D BANCORP, INC.

Unaudited Condensed Consolidated Balance Sheets

(dollars in thousands)

At Period End:	Dec. 31, 2014	Sep. 30, 2014	Jun. 30, 2014	Mar. 31, 2014	Dec. 31, 2013
Assets
Total cash and cash equivalents	$25,851	$19,685	$14,439	$32,099	$13,218
Investment securities	97,896	114,425	102,699	102,213	97,423
Federal Home Loan Bank Stock	1,306	2,282	2,954	2,176	2,640
Loans and leases	516,661	503,453	497,133	484,015	479,061
Allowance for loan losses	(9,173)	(9,277)	(9,029)	(8,899)	(8,928)
Premises and equipment, net	14,846	14,590	14,341	14,410	13,602
Life insurance cash surrender value	10,741	10,654	10,569	10,485	10,402
Other assets	18,357	18,073	17,200	17,930	16,407

Total assets	$676,485	$673,885	$650,306	$654,429	$623,825

Liabilities
Non-interest-bearing deposits	$129,370	$134,943	$126,008	$132,096	$122,919
Interest-bearing deposits	457,574	436,925	412,495	422,670	406,779
Total deposits	586,944	571,868	538,503	554,766	529,698
Short-term borrowings	3,969	11,225	21,872	12,327	8,642
Long-term debt	10,000	16,000	16,000	16,000	16,000
Other liabilities	3,353	3,734	4,005	3,487	3,425
Total liabilities	604,266	602,827	580,380	586,580	557,765

Shareholders' equity	72,219	71,058	69,926	67,849	66,060

Total liabilities and shareholders' equity	$676,485	$673,885	$650,306	$654,429	$623,825

Average Quarterly Balances:	Dec. 31, 2014	Sep. 30, 2014	Jun. 30, 2014	Mar. 31, 2014	Dec. 31, 2013
Assets
Total cash and cash equivalents	$31,377	$15,766	$19,461	$24,831	$17,177
Investment securities	115,934	111,335	106,034	103,197	104,729
Loans and leases, net	500,985	490,712	482,406	471,738	462,528
Premises and equipment, net	14,540	14,432	14,428	13,674	13,692
Other assets	29,142	28,142	27,098	27,651	29,173

Total assets	$691,978	$660,387	$649,427	$641,091	$627,299

Liabilities
Non-interest-bearing deposits	$138,644	$131,201	$129,069	$127,736	$126,200
Interest-bearing deposits	451,632	424,256	415,555	410,185	404,633
Total deposits	590,276	555,457	544,624	537,921	530,833
Short-term borrowings and long-term debt	25,391	30,071	31,907	32,503	30,058
Other liabilities	4,467	4,285	3,942	3,595	3,848
Total liabilities	620,134	589,813	580,473	574,019	564,739

Shareholders' equity	71,844	70,574	68,954	67,072	62,560

Total liabilities and shareholders' equity	$691,978	$660,387	$649,427	$641,091	$627,299

FIDELITY D & D BANCORP, INC.

Selected Financial Ratios and Other Data

	Three Months Ended
	Dec. 31, 2014	Sep. 30, 2014	Jun. 30, 2014	Mar. 31, 2014	Dec. 31, 2013
Selected returns and financial ratios
Basic earnings per share	$0.67	$0.68	$0.67	$0.61	$1.15
Diluted earnings per share	$0.67	$0.67	$0.67	$0.61	$1.14
Dividends per share	$0.35	$0.25	$0.25	$0.25	$0.35
Yield on interest-earning assets (FTE)	4.12%	4.25%	4.27%	4.27%	4.27%
Cost of interest-bearing liabilities	0.63%	0.64%	0.65%	0.65%	0.69%
Net interest spread	3.49%	3.61%	3.62%	3.62%	3.58%
Net interest margin	3.65%	3.78%	3.79%	3.79%	3.76%
Return on average assets	0.94%	0.98%	1.01%	0.92%	1.71%
Return on average equity	9.04%	9.17%	9.47%	8.80%	17.19%
Efficiency ratio	62.48%	64.92%	64.68%	67.89%	67.48%
Expense ratio	1.74%	1.90%	1.87%	2.06%	2.02%

	Twelve Months Ended
	Dec. 31, 2014	Dec. 31, 2013
Basic earnings per share	$2.63	$3.03
Diluted earnings per share	$2.62	$3.02
Dividends per share	$1.10	$1.10
Yield on interest-earning assets (FTE)	4.23%	4.31%
Cost of interest-bearing liabilities	0.64%	0.69%
Net interest spread	3.59%	3.62%
Net interest margin	3.75%	3.80%
Return on average assets	0.96%	1.15%
Return on average equity	9.12%	11.70%
Efficiency ratio	64.88%	64.99%
Expense ratio	1.89%	1.87%

Other financial data	Three Months Ended
	Dec. 31, 2014	Sep. 30, 2014	Jun. 30, 2014	Mar. 31, 2014	Dec. 31, 2013
Book value per share	$29.75	$29.37	$28.90	$28.13	$27.62
Equity to assets	10.68%	10.54%	10.75%	10.37%	10.59%
Allowance for loan losses to:
Total loans	1.78%	1.84%	1.82%	1.84%	1.86%
Non-accrual loans	2.18x	2.07x	2.22x	2.40x	1.58x
Non-accrual loans to total loans	0.82%	0.89%	0.82%	0.77%	1.18%
Non-performing assets to total assets	1.18%	1.09%	1.08%	1.07%	1.44%